CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Candie's Inc.

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file no. 333-7659 and 33-62697) and on Form S-8 (file no. 333-27655) of our reports dated September 3, 1999, except for Note 6, which is dated September 21, 1999, relating to the consolidated financial statements and schedule of Candie's, Inc. appearing in the Candie's, Inc. Annual Report on Form 10-K for the year ended January 31, 1999.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP


New York, New York
September 21, 1999